Exhibit 10


                                OPTION AGREEMENT

        THIS OPTION AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December, 2004 by and among PACIFIC TECHNOLOGY GROUP, INC., a Nevada corporation ("PTG"), HALCO INVESTMENTS, L.C., a Florida limited liability company ("Halco") and nSTOR TECHNOLOGIES, INC., a Delaware corporation ("Optionee").

                                 R E C I T A L S

        WHEREAS, Optionee has reached an agreement with H. Irwin Levy and certain of his affiliates to convert approximately $9.1 million of debt of the Optionee held by Mr. Levy and his affiliates (the "Levy Debt") to 9,100 shares of convertible preferred stock of the Optionee with a stated value of $1,000 per share of preferred stock (the "Stated Value"), which convertible preferred stock shall (i) accrue dividends at 5% per annum, (ii) be convertible into common stock of the Optionee at a conversion price of $0.25 per share beginning on the one year anniversary of the date of issuance and (iii) be redeemable by the Optionee at a price per share equal to the Stated Value plus accrued and unpaid dividends (the "Debt Conversion"); and

        WHEREAS, the conversion of the Levy Debt is subject to the execution by PTG and Halco of this Option Agreement; and

        WHEREAS, PTG is the current record holder of 24,784,727 shares of the issued and outstanding common stock, par value $0.01 per share (the "Common Stock"), of Optionee; and

        WHEREAS, PTG has agreed to grant to Optionee an irrevocable, exclusive option to purchase 20,000,000 shares of the Common Stock (the "PTG Option Shares") from PTG as contemplated by this Agreement, subject to the conversion of the Levy Debt; and

        WHEREAS, Halco is the current beneficial holder of 50,015,048 shares of the issued and outstanding Common Stock of Optionee; and

        WHEREAS, Halco has agreed to grant to Optionee an irrevocable, exclusive option to purchase 48,000,000 shares of the Common Stock (the "Halco Option Shares") from Halco as contemplated by this Agreement, subject to the conversion of the Levy Debt;

        NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

2. Options. Subject to the terms and conditions of this Agreement and the conversion of the Levy Debt:

               (a) PTG hereby grants to Optionee an irrevocable, exclusive right, privilege, and option (the "PTG Option") to purchase the PTG Option Shares for a purchase price of Twenty-Two Cents ($0.22) per share (the "Option Price"); and

               (b) Halco hereby grants to Optionee an irrevocable, exclusive right, privilege, and option (the "Halco Option") to purchase the Halco Option Shares for the Option Price.

3. Option Period. The PTG Option and the Halco Option shall be exercisable at any time, or from time to time, on or prior to November 30, 2005 and shall terminate on November 30, 2005 (the "Option Period").

4.  Exercise
               (a) Optionee may exercise the PTG Option and the Halco Option in whole or in part. If exercised in part, the Optionee shall purchase Halco Option Shares and PTG Option Shares pro rata, based on the total number of such shares purchased by Optionee.

               (b) This Option may be exercised by delivery of written notice of exercise (the "Exercise Notice") to PTG and Halco on any business day, at their principal offices, addressed to the attention of the person designated in
Section 8 hereof. The Exercise Notice shall specify the number of PTG Option Shares and Halco Option Shares with respect to which this Option is being exercised. If Optionee provides the Exercise Notice to PTG and Halco, the parties agree to consummate the transaction at a closing ("Closing"), which shall take place at such time and place as the parties may agree, but in any event no less than three (3) nor more than thirty (30) days after the giving of the Exercise Notice.

5. Payment for and Delivery of Shares. At closing, PTG and Halco shall cause a certificate or certificates representing the PTG Option Shares and Halco Option Shares to be delivered to Optionee, together with stock powers executed in favor of Optionee and such other documentation as may be necessary to transfer title to the PTG Option Shares and Halco Option Shares to Optionee, in form and substance reasonably satisfactory to Optionee. In exchange for delivery of the PTG Option Shares and Halco Option Shares, Optionee shall pay the Option Price by wire transfer of immediately available funds to the accounts designated by PTG and Halco.

6. Covenants and Representations of PTG.

               (a) PTG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to enter into and perform its obligations under this Agreement.

               (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of PTG and no other corporate proceedings on the part of PTG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

               (c) This Agreement has been duly and validly executed and delivered by PTG and constitutes a legal, valid and binding obligation of PTG, enforceable against PTG and in accordance with its terms.

               (d) The execution, delivery and performance of this Agreement by PTG and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of, or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of PTG's organizational documents, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which PTG or any property of PTG or its subsidiaries is bound.

               (e) PTG holds of record and owns directly all of the PTG Option Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws), taxes, security interests, claims, liens, charges or other encumbrances, options, warrants, purchase rights, contracts, commitments, equities and demands. PTG is not a party to any option, warrant, purchase right, or other contract or commitment that could require PTG to sell, transfer, or otherwise dispose of the PTG Option Shares (other than this Agreement). PTG is not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to the voting of the PTG Option Shares. Upon Closing, any PTG Option Shares delivered to Optionee pursuant to this Agreement shall be delivered free and clear of all security interests, claims, liens, charges or other encumbrances.

               (f) Until the termination of the Option Period, PTG covenants and agrees that it shall not, directly or indirectly, without the prior written consent of Optionee (which consent shall be in Optionee's sole and absolute discretion) sell, transfer, pledge, hypothecate or convey in any manner any of the PTG Option Shares. PTG represents and warrants that it has no knowledge of any Transfer (as defined below) or potential Transfer. The term "Transfer" shall mean the sale, transfer or other disposition (whether by merger, consolidation or otherwise) of all or any part of the PTG Option Shares.

               (g) During the Option Period, the certificate of certificates representing the PTG Option Shares, together with executed stock powers, shall be held in escrow with Paul Weber, PTG's attorney pursuant to the Escrow Agreement of even date herewith.

7.      Covenants and Representations of Halco.

(a) Halco is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to enter into and perform its obligations under this Agreement.

               (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of Halco and no other corporate proceedings on the part of Halco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

               (c) This Agreement has been duly and validly executed and delivered by Halco and constitutes a legal, valid and binding obligation of Halco, enforceable against Halco and in accordance with its terms.

               (d) The execution, delivery and performance of this Agreement by Halco and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of, or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of Halco's organizational documents, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which Halco or any property of Haclo or its subsidiaries is bound.

               (e) Halco holds of record and owns directly all of the Halco Option Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws), taxes, security interests, claims, liens, charges or other encumbrances, options, warrants, purchase rights, contracts, commitments, equities and demands. Halco is not a party to any option, warrant, purchase right, or other contract or commitment that could require Halco to sell, transfer, or otherwise dispose of the Halco Option Shares (other than this Agreement). Halco is not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to the voting of the Halco Option Shares. Upon
Closing, any Halco Option Shares delivered to Optionee pursuant to this Agreement shall be delivered free and clear of all security interests, claims, liens, charges or other encumbrances.

               (f) Until the termination of the Option Period, Halco covenants and agrees that it shall not, directly or indirectly, without the prior written consent of Optionee (which consent shall be in Optionee's sole and absolute discretion) sell, transfer, pledge, hypothecate or convey in any manner any of the Halco Option Shares. Halco represents and warrants that it has no knowledge of any Transfer (as defined below) or potential Transfer. The term "Transfer" shall mean the sale, transfer or other disposition (whether by merger, consolidation or otherwise) of all or any part of the Halco Option Shares.

               (g) During the Option Period, the certificate of certificates representing the Halco Option Shares, together with executed stock powers, shall be held in escrow with Thomas N. Silverman, Halco's attorney pursuant to the Escrow Agreement of even date herewith.

8. Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Optionee by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of Optionee, Optionee shall receive, upon exercise of this Option, the number of PTG Option Shares and Halco Option Shares to which Optionee would have been entitled if Optionee had exercised the Option and had been a holder of record of the PTG Option Shares and Halco Option Shares on the record date fixed for determination of holders of shares of Common Stock entitled to receive such Common Stock and the Option Price shall be adjusted appropriately.

9. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (two business days after) if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to PTG:                             Copy to:

        Pacific Technology Group, Inc.         Pacific Holdings Group
        2901 N. Dallas Parkway                 2901 N. Dallas Parkway
        Suite 450                              Suite 450
        Plano, Texas  75093                    Plano, Texas  75093
        Attn:    Paul Weber,                   Attn:  Caroline Lee
               General Counsel                        General Manager

        If to Halco:

        c/o Barry S. Halperin                  Thomas N. Silverman, P.A.
        500 Southeast Fifth Avenue             Suite 102
        Penthouse #01                          4400 PGA Boulevard
        Boca Raton, Florida 33432              Palm Beach Gardens, Florida 33410


        If to Optionee:                        Copy to:

        nStor Technologies, Inc.               Greenberg Traurig
        1601 Forum Way, Suite 500              Suite 2000
        West Palm Beach, Florida  33401        401 East Las Olas Boulevard
        Attn:  H. Irwin Levy                   Fort Lauderdale, Florida 33301
                                               Attn:  Donn Beloff, Esq.

        Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10. Miscellaneous.

               (a) In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred in connection therewith, including, but not limited to, all court costs and reasonable attorneys' fees and paralegal fees and costs, whether incurred in a court of original or appellate jurisdiction, or in any bankruptcy proceeding.

               (b) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither PTG nor Halco shall have any right whatsoever to assign this Agreement, and any attempted transfer by PTG or Halco shall be void ab initio.

               (c) If any provision hereof shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, then and in either of those events, such provision only shall be held for naught and shall not affect any other provision of this Agreement or the validity of the remaining obligations and the remaining provisions of this Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

               (d) This Agreement constitutes the entire agreement among the parties regarding the conveyance of the PTG Option Shares and Halco Option Shares described herein. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged, or terminated except by instrument in writing executed by the party or parties against which enforcement of the change, waiver, modification, discharge, or termination is asserted.

               (e) Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 10(f) below), in addition to any other remedy to which they may be entitled, at law or in equity.

               (f) This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without reference to choice of law principles. Any suit, action or proceeding against any Party arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of Palm Beach County, Florida or in the U.S. District Court for the Southern District of Florida and each Party hereby irrevocably (a) accepts and consents to the exclusive personal jurisdiction of such courts for the purpose of any such suit, action or proceeding, (b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such courts, and (c) waives any claim that any such suit, action or proceedings brought in such courts has been brought in an inconvenient forum.

               (g) This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which when taken together shall be deemed one and the same instrument.

11. Jury Trial Waiver. PTG, HALCO AND OPTIONEE DO HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY, AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING,
STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, PTG, Halco and Optionee have executed this Agreement as of the day and year first above written.

                                        PACIFIC TECHNOLOGY GROUP, INC.


                                        By: /s/ Andy Cheng
                                            ----------------------------
                                        Name: Andy Cheng
                                            ----------------------------
                                        Title: President
                                            ----------------------------


                                        HALCO Investments, L.C.


                                        By: /s/ Barry Halperin
                                            ----------------------------
                                        Name: Barry Halperin
                                            ----------------------------
                                        Title: Manager
                                            ----------------------------


                                        nSTOR TECHNOLOGIES, INC.


                                        By: /s/ H. Irwin Levy
                                            -----------------------------
                                        Name: H. Irwin Levy
                                            -----------------------------
                                        Title: Chairman of the Board
                                            -----------------------------